Exhibit 99.1

For Immediate Release

Collectors Universe Reports Record Level Metrics for Third Fiscal 2006 Quarter and Nine Months Ended March 31, 2006

          NEWPORT BEACH, CA – April 17, 2006 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles and diamonds, today reported record unit performance metrics for the third fiscal quarter and the nine months ended March 31, 2006.  The Company reports the number of units which it authenticates, grades and ships, on a quarterly basis, for coins, sports cards, autographs, stamps, currency and diamonds which comprise its principal authentication and grading markets.  The Company’s brands in those markets include: Professional Coin Grading Service (PCGS) for coins, Professional Sports Authenticator (PSA) for sports cards, PSA/DNA Authentication Services (PSA/DNA) for autographs, Professional Stamp Experts (PSE) for stamps, PCGS Currency for paper money, and Gem Certification & Assurance Lab (GCAL) for diamonds.

Total Units

Total units authenticated and graded increased by 13% to 854,000 units in the quarter ended March 31, 2006, representing the highest number of units authenticated and graded in any fiscal quarter in the Company’s history.  By comparison, the Company authenticated and graded 754,000 units in the quarter ended March 31, 2005.  For the nine month period ended March 31, 2006, total units authenticated and graded increased by 8% to 2,284,000 from 2,115,000 in the nine months ended March 31, 2005.

PCGS Units

Coins authenticated and graded by PCGS increased by approximately 6% in the third quarter of fiscal year 2006 to 474,000 units, or 56% of the aggregate units authenticated and graded, from 449,000 units, or 59% of the aggregate units authenticated and graded in the same period in fiscal 2005.  Coins authenticated and graded decreased slightly by 1% to 1,226,000, or 54% of the aggregate units authenticated and graded, in the nine months of fiscal year 2006 from 1,241,000 or 59% of the aggregate units authenticated and graded in the nine month period ended March 31, 2005.

PSA Units

Sportscards authenticated and graded grew by approximately 11% to 315,000 units in the quarter ended March 31, 2006, or 37% of the aggregate units authenticated and graded, from 283,000, or 38% of the aggregate units authenticated and graded in the same period in fiscal 2005.  For the nine months of fiscal year 2006, sportscards authenticated and graded grew by 9% to 873,000, or 38% of the aggregate units authenticated and graded, from 801,000, or 38% of the aggregate units authenticated and graded in the nine month period ended March 31, 2005.

Collectors Universe Reports Unit Metrics for Third Fiscal 2006 Quarter and Nine Months Ended March 31, 2006
April 17, 2006

PSA/DNA Units

Units authenticated by PSA/DNA increased by approximately 200% to 45,000 units, or 5% of the aggregate units authenticated, in the third quarter of fiscal year 2006 from 15,000, or 2% of the aggregate units authenticated in the same period in fiscal year 2005.  PSA/DNA units authenticated in the nine month period ended March 31, 2006 grew 148% to 134,000, or 6% of the aggregate units authenticated, from 54,000, or 3% of the aggregate units authenticated in the nine months of fiscal year 2005.

PSE Units

Stamps authenticated and graded increased by approximately 43% to 10,000 units, or 1% of the aggregate units authenticated and graded, in the third quarter of fiscal year 2006 from 7,000, or 1% of the aggregate units authenticated and graded in the third quarter of fiscal year 2005.  In the nine month period ended March 31, 2006, stamps authenticated and graded increased 37% to 26,000, or 1% of the aggregate units authenticated and graded, from 19,000, or 1% of the aggregate units authenticated and graded in the nine months of fiscal year 2005.

PCGS Currency Units

PCGS Currency was launched in March 2005, and therefore, has no comparable volume of currency authenticated and graded in the three and nine months ended March 31, 2005. For the three months and nine months ended March 31, 2006, currency graded and authenticated 9,000 units, or 1% of the aggregate units authenticated and graded, and 23,000 units, or 1% of the units authenticated and graded, respectively.

GCAL Units

GCAL authenticated and graded 1,000 units or less than 1% of the aggregate units authenticated and graded in third quarter of fiscal year 2006. For the period from acquisition to March 31, 2006, GCAL authenticated and graded 2,000 units. The Company acquired GCAL on November 7, 2005, and accordingly, there is no data available for comparative purposes for any prior fiscal year periods.

Chief Executive Officer of Collectors Universe, Michael Haynes commented, “We are pleased to report the record results for authentication and grading units for our third quarter and nine months ended March 31, 2006. During the third fiscal quarter of 2006, we repeated our First Strike(SM) program, which we launched in the prior year, and we are pleased that unit volumes increased 49,000 units, or 70%, to 119,000 units at March 31, 2006 from 70,000 units in the third quarter of fiscal 2005.”

Joe Wallace, Chief Financial Officer of Collectors Universe, stated, “While we believe that units graded is a useful measure of our performance, it is important to recognize that increases or decreases in the number of units graded may not correlate proportionately to increases or decreases in revenues. It is also important to note that revenues are affected not only by the number, but also by the mix of units processed, the mix of services (in terms of ‘turn-around times’) requested by customers and by average service fees per unit, among coins, sports cards and stamps. Generally, the prices for, and the revenues from, grading of collectible coins are higher than those for the grading of sports cards. In addition, prices for grading of collectible coins and sports cards vary depending on the ‘turn-around’ time requested by our customers, with higher prices charged for faster turn-around times.”

Collectors Universe Reports Unit Metrics for Third Fiscal 2006 Quarter and Nine Months Ended March 31, 2006
April 17, 2006

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond markets.  The Company authenticates and grades collectible coins, sports cards, autographs, stamps currency and diamonds.  The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps and diamonds.  This information is accessible to collectors and dealers at the Company’s web site, www.collectors.com, and is also published in print.

Forward Looking Information

This news release contains statements regarding our expectations about our future financial performance which are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond market, will not be successful in enabling us to improve our profitability and that those businesses and the services that they provide will not gain market acceptance, or will increase our operating expenses and possibly cause us to incur losses.  Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2005 which we filed with the Securities and Exchange Commission on September 13, 2005 and our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005, which was filed with the Securities and Exchange Commission on February 9, 2006.  Due to the above-described risks and uncertainties and those described in our 2005 Annual Report on Form 10-K and our quarterly report on Form 10-Q, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance.  We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission.

Contacts:

Joe Wallace	E.E. Wang
Chief Financial Officer	Investor Relations
Collectors Universe	The Piacente Group, Inc.
949-567-1245	212-481-2050 ext. 605
Email: jwallace@collectors.com	Email: ee@thepiacentegroup.com